EXHIBIT 99
                                                                      ----------


                                     [LOGO]


October 28, 2003


Dear Shareholder:

Enterprise Bancorp, Inc. reported net income of $1.9 million for the three months ended September 30, 2003 compared to $1.6 million for the same period in 2002. Year-to-date net income amounted to $5.1 million compared to $4.6 million for 2002.

As  reported   previously,   on  June  23,  2003  Enterprise  Bank,  along  with
approximately sixty-five other Massachusetts banks, and the Massachusetts Department of Revenue reached a final settlement regarding disputed retroactive tax assessments concerning the bank's REIT subsidiary, for tax years 1999 - 2002. Under the terms of the settlement, the one-time tax impact to the bank was approximately $1.1 million. Excluding the $1.1 million charge, net income for the nine months ended September 30, 2003 was $6.2 million, an increase of 33% over 2002.

The bank reported total assets of $758 million at September 30, 2003, an increase of 7% from September 30, 2002. Total loans were $465 million, a 15% increase versus one year ago. Deposits plus repurchase agreements amounted to $679 million, up 5% over the prior year. In addition, the company's Investment Management and Trust Group reported investment assets under management of $359 million, an increase of 11% versus one year ago. Total assets, investment assets under management, and mortgage loans serviced for others amounted to $1.1 billion at September 30, 2003, an increase of 8% over September 30, 2002.

We recorded steady growth in many sectors of our loan portfolio. In particular, impressive increases were evident in both our commercial real estate and construction loan portfolios, with increases of 20% and 49% respectively, during the past nine months. We feel strongly that the depth and experience of our commercial lending team is unequaled in our region. Our lenders have over 400 years of combined lending experience, coupled with the skill and knowledge to work with growing businesses in a challenging economic climate. SBA lending continued to be an important component of our loan portfolio. The Boston Business Journal (October 3, 2003) recently reported that Enterprise Bank now ranks as the 8th largest SBA lender in Massachusetts, (statistics provided by the Small Business Administration), up from #16 in similar rankings published in the BBJ in May 2002.

Our 2003 business development campaigns are primarily team efforts utilizing our lenders, branch personnel and senior management. Business development officers call on prospective customers, as well as on existing customers of the bank, which gives us an opportunity to showcase the wide range of products and services Enterprise has to offer. On many occasions, cash-management specialists and trust/investment personnel join in calling efforts to facilitate the transfer of existing relationships to our bank. During the past several months, seminars have been conducted that targeted various market segments, including investment planning, start-up business strategies, and women's financial issues. Such forums present additional opportunities for the bank to attract new business relationships. We encourage all shareholders to contact us directly, or any Enterprise Bank officer, should you be in a position to refer potential business to the bank. We greatly appreciate all shareholder referrals.

During 2003, our Investment Management and Trust Group has made significant strides in implementing a new and unique approach to delivering investment management products and services to Enterprise clients. Our highly-personalized "manager of managers" program incorporates a comprehensive group of competitive mutual funds, enhanced investment analytics, access to world-class investment firms, state-of-the-art technology and customized, easy-to-understand client reporting. Reaction from existing customers is extremely positive. We anticipate that our "manager of managers" concept will be a tremendous advantage in attracting prospective clients in the years ahead.

We are pleased to announce the addition of Vice President/Relationship Manager Linda MacLean to our investment team. Linda brings 22 years of experience in investment management/brokerage and commercial lending to her new position. A graduate of Wellesley College, Linda has completed graduate business courses at Harvard University, and she is currently a candidate for the Certified Financial Planner (CFP) Certification. Our investment management team has three CFPs readily available to service our clients' needs. We feel this is an impressive number for a community bank in Enterprise's peer group.

Although we are continuing to closely monitor economic news, we are cautiously optimistic about encouraging trends both nationwide and in Massachusetts. Headlines announcing job creation during third quarter and growth in the gross domestic product are positive. On a statewide level, the recent statistics published by the Associated Industries of Massachusetts indicate that Massachusetts' companies are seeing a more stable business climate, and even a slight upturn in sales. These indicators are truly welcome signs that we may have turned the corner after more than two years of negative headlines. However, local unemployment figures and manufacturing trends still give us some cause for concern.

Enterprise Bank is soon to celebrate its 15th year anniversary. Throughout the years, we have repeatedly expressed our deep appreciation to you, our shareholders, for your loyalty. The importance of your support of Enterprise Bank cannot be overstated. It has made all the difference, and we are extremely grateful.

Sincerely,



/s/ George L. Duncan       /s/ Richard W. Main           /s/ John P. Clancy, Jr.
------------------------   ----------------------------  -----------------------
George L. Duncan           Richard W. Main               John P. Clancy, Jr.
Chairman/                  President/Chief Operating/    EVP/Treasurer of
Chief Executive Officer    Chief Lending Officer         Enterprise Bank and
of Enterprise Bank and     of Enterprise Bank            President of Enterprise
Enterprise Bancorp, Inc.                                 Bancorp, Inc.

                    Enterprise Bancorp, Inc. and Subsidiaries

                              STATEMENTS OF INCOME
                                   (unaudited)

                                                             Three Months Ended               Nine Months Ended
                                                               September 30,                    September 30,
                                                      ------------------------------   ------------------------------
                                                           2003             2002           2003            2002
                                                      --------------  --------------   ------------    --------------
INTEREST INCOME
    Interest and fees on loans                         $  7,065,675    $  7,078,535    $ 20,986,500    $ 20,938,697
    Interest on investment securities                     1,428,128       2,649,364       5,986,458       7,880,663
    Interest on federal funds sold                          154,832         104,265         242,447         170,671
                                                       ------------    ------------    ------------    ------------
               Total interest income                      8,648,635       9,832,164      27,215,405      28,990,031
                                                       ------------    ------------    ------------    ------------

INTEREST EXPENSE
    Interest on deposits                                  1,597,241       2,463,635       5,168,502       7,159,899
    Interest on repurchase agreements                         2,491          13,045           8,559         279,379
    Interest on Federal Home Loan Bank borrowings            24,129           7,596          69,764          30,799
    Interest on Trust Preferred Securities (1)              285,469            --           285,469            --
                                                       ------------    ------------    ------------    ------------
                Total interest expense                    1,909,330       2,484,276       5,532,294       7,470,077
                                                       ------------    ------------    ------------    ------------

NET INTEREST INCOME                                       6,739,305       7,347,888      21,683,111      21,519,954

    Provision for loan losses                               233,125         277,500         833,125       1,047,500
                                                       ------------    ------------    ------------    ------------
    Net interest income after provision for loan
    losses                                                6,506,180       7,070,388      20,849,986      20,472,454
                                                       ------------    ------------    ------------    ------------
                                                                                                       ------------
       Operating expenses (1)                            (4,977,152)     (5,950,614)    (15,852,070)    (17,471,746)
       Depreciation                                        (634,075)       (670,686)     (1,930,890)     (1,898,224)
       Amortization of intangible assets                    (33,193)        (33,193)        (99,577)        (99,577)
       Non-interest income                                1,657,602       1,312,998       4,919,034       3,969,472
       Net gains on sales of investment securities          314,235         476,469       1,869,130       1,341,475
                                                       ------------    ------------    ------------    ------------
       Income before provision for income taxes           2,833,597       2,205,362       9,755,613       6,313,854
       Provision for income taxes                           970,491         604,366       4,690,921       1,698,762
                                                       ------------    ------------    ------------    ------------

NET INCOME                                             $  1,863,106    $  1,600,996    $  5,064,692    $  4,615,092
                                                       ============    ============    ============    ============

EARNINGS PER SHARE
Basic earnings per common share                        $       0.52    $       0.45    $       1.42    $       1.32
                                                       ============    ============    ============    ============

Diluted earnings per common share                      $       0.50    $       0.44    $       1.37    $       1.28
                                                       ============    ============    ============    ============

Dividend per common share (2)                          $       0.38    $       0.33    $       0.38    $       0.33
                                                       ============    ============    ============    ============

Basic weighted average common shares outstanding (3)      3,591,374       3,522,603       3,556,541       3,485,067
                                                       ============    ============    ============    ============

Diluted weighted average common shares outstanding        3,746,889       3,637,165       3,695,686       3,602,242
                                                       ============    ============    ============    ============



(1) On July 1, 2003, the company began classifying it's trust preferred securities expense as interest expense, as required by a new accounting standard issued by the Financial Accounting Standards Board (FASB), the designated organization in the private sector for establishing standards of financial accounting and reporting. Prior to the new FASB standard, trust preferred securities expense was recorded as a component of operating expense. Interest on trust preferred securities recorded in operating expense was $570,937 for nine months ended September 30, 2003 and $285,469 and $856,406, for the three and nine months periods ended September 30, 2002, respectively.

(2) Annual dividends are generally declared in the second quarter of each fiscal year.

(3) Weighted average common shares outstanding have increased due to the exercise of employee stock options and reinvestment of dividends from the dividend reinvestment plan.

                    Enterprise Bancorp, Inc. and Subsidiaries

                                 BALANCE SHEETS
                                   (unaudited)

                                                         September 30,       December 31,      September 30,
                                                             2003               2002               2002
                                                     -----------------   -----------------   ------------------
ASSETS
    Cash and due from banks                            $    29,490,164    $    45,778,048    $    34,565,815
    Federal funds sold                                      67,500,000               --           29,159,620
    Investment securities                                  170,188,654        239,096,327        220,890,376
    Loans                                                  465,409,286        414,123,485        406,086,734
        Allowance for loan losses                          (10,285,206)        (9,371,057)        (9,276,461)
                                                       ---------------    ---------------    ---------------
        Net loans                                          455,124,080        404,752,428        396,810,273
                                                       ---------------    ---------------    ---------------
    Bank premises and equipment                             12,826,476         13,143,900         12,981,337
    Intangible assets                                        6,563,315          6,662,892          6,696,085
    Other assets                                            16,406,885          9,262,084          8,943,568
                                                       ---------------    ---------------    ---------------

TOTAL ASSETS                                           $   758,099,574    $   718,695,679    $   710,047,074
                                                       ===============    ===============    ===============

LIABILITIES, TRUST PREFERRED SECURITIES
   AND STOCKHOLDERS' EQUITY
    Deposits                                           $   678,363,934    $   638,031,838    $   643,966,925
    Repurchase agreements                                      935,785            762,737            797,447
    Federal Home Loan Bank borrowings                        5,470,000         16,470,000            470,000
    Trust preferred securities (1)                          10,500,000               --                 --
    Other liabilities                                       10,400,706          2,850,774          5,676,314
                                                       ---------------    ---------------    ---------------
    Total liabilities                                      705,670,425        658,115,349        650,910,686
                                                       ---------------    ---------------    ---------------

    Trust preferred securities (1)                                --           10,500,000         10,500,000

    Stockholders' equity                                    50,447,161         45,612,399         43,782,710
    Net unrealized appreciation on
         investment securities, net of taxes                 1,981,988          4,467,931          4,853,678
                                                       ---------------    ---------------    ---------------
    Total stockholders' equity                              52,429,149         50,080,330         48,636,388
                                                       ---------------    ---------------    ---------------

TOTAL LIABILITIES, TRUST PREFERRED
   SECURITIES AND STOCKHOLDERS' EQUITY                 $   758,099,574    $   718,695,679    $   710,047,074
                                                       ===============    ===============    ===============

    Investment assets under management                 $   359,317,231    $   317,394,210    $   323,412,576
                                                       ===============    ===============    ===============

    Mortgage loans serviced for others                 $    15,886,238    $    16,860,951    $    18,780,141
                                                       ===============    ===============    ===============

    Total assets, investment assets under management
      and mortgage loans serviced for others           $ 1,133,303,043    $ 1,052,950,840    $ 1,052,239,791
                                                       ===============    ===============    ===============


(1) As disclosed in the footnotes to the statements of income, on July 1, 2003 the company adopted a new FASB standard, which required that trust preferred securities be classified as interest bearing liabilities. Prior to the new FASB standard, trust preferred securities were recorded on the balance sheet between liabilities and equity.